EX-.99(n)(ii)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce N. Alpert or Agnes Mullady and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that such attorneys-in-fact and agents or any of them or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned Trustees have executed this Power of Attorney this 15th day of January, 2010.

/s/ Anthony J. Colavita	/s/ Michael J. Melarkey

Anthony J. Colavita Trustee	Michael J. Melarkey Trustee

/s/ James P. Conn	/s/ Salvatore M. Salibello

James P. Conn Trustee	Salvatore M. Salibello Trustee

/s/ Mario d'Urso	/s/ Anthonie C. van Ekris

Mario d'Urso Trustee	Anthonie C. van Ekris Trustee

/s/ Vincent D. Enright.	/s/ Salvatore J. Zizza

Vincent D. Enright Trustee	Salvatore J. Zizza Trustee
/s/ Frank J. Fahrenkopf, Jr.

Frank J. Fahrenkopf, Jr. Trustee